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Exhibit 21.1

Entity Name	Domestic Juris
ACKA Tech, Inc.	China
Administraciones Directas Interactive Especializadas, S.C.	Mexico
APV (China) Co., Ltd.	China
APV (Thailand) Limited	Thailand
APV Asia Pte Ltd.	Singapore
APV Australia Pty Ltd.	Australia
APV Benelux B.V.	Netherlands
APV Benelux NV	Belgium
APV Czech Republic s.r.o.	Czech Republic
APV Deutschland GmbH	Germany
APV Far East Limited	Hong Kong
APV Finland Oy	Finland
APV Hill and Mills (Malaysia) Sdn Bhd	Kuala Lumpur
APV Hungary Engineering and Representation Ltd. (APV Hungary Mérnöki és Képviseleti Kft)	Hungary
APV Ibérica Ingeniería Y Servicios, S.A.	Spain
APV Ireland Limited	Ireland
APV Italia S.p.A.	Italy
APV Japan, Inc.	Japan
APV Latin America Corporation	Delaware
APV Manufacturing (Shanghai) Co., Ltd.	China
APV Manufacturing Poland Sp. z.o.o.	Poland
APV Middle East FZE	United Arab Emirates
APV Middle East Limited	Saudi Arabia
APV New Zealand Limited	New Zealand
APV Norge AS	Norway
APV North America, Inc.	Delaware
APV Overseas Holdings Limited	United Kingdom
APV Productos Y Soluciones Limitada	Chile
APV Pty Ltd.	Australia
APV Rosista GmbH	Germany
APV Service Limited	Russia
APV Soluciones Integrales, S.A.de C.V.	Mexico
APV South America Indústria e Comércio Ltda.	Brazil
APV Sverige AB	Sweden
APV Systems Limited	United Kingdom
APV UK Limited	United Kingdom
Arrendadora Korco, S.A. de C.V.	Mexico
A.T.T.A. Limited	Scotland
AUTOBOSS Tech, Inc.	China
Balcke-Duerr Italiana, S.r.l.	Rome
Balcke-Dürr GmbH	Germany
Balcke-Dürr Holding GmbH	Germany
Balcke-Dürr Management GmbH	Germany
Balcke-Dürr Polska Sp. Z o.o.	Poland
BDT Limited	India
Bran & Luebbe S.A.	Brazil
BRAN + LUEBBE Electronics GmbH & Co. KG	Germany
BRAN + LUEBBE Electronics Verwaltungs-GmbH	Germany
BRAN + LUEBBE GmbH	Germany
Bran+Luebbe AS	Norway
Bran+Luebbe Pty. Ltd.	Australia

Entity Name	Domestic Juris
CARTOOL Gesellschaft zur Herstellung von Spezial-und Sonderwerkzeugen für Kraftfahrzeuge m.b.H.	Germany
DBT Technologies (Pty) Ltd	South Africa
Deca S.r.L.	Italy
Dezurik of Australia Proprietary Limited	NSW
Dollinger Ireland Limited	Ireland
EGS Electrical Group LLC	Delaware
Fairbanks Morse Pump Corporation	Kansas
Fairanks Morse India Limited	India
Flair Corporation	Delaware
General Signal (China) Co., Ltd.	China
General Signal India Private Limited	India
General Signal Ireland B.V.	Netherlands
General Signal UK Limited	United Kingdom
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	China
Hankison de México, S. de R.L. de C.V.	Mexico
Heat Transfer Services Pte Ltd.	Singapore
Invensys Philippines, Inc.	Philippines
Jack Hydraulics Limited	United Kingdom
J.P. Pumps Limited	United Kingdom
Johnson Pump (Australia) Pty. Ltd.	Australia
Johnson Pump (India) Ltd.	India
Johnson Pump España S.L.	Spain
Johnson Pump Italiana S.r.l.	Italy
Johnson Pumps of America, Inc.	Delaware
Jurubatech Technologia Automotiva Ltda.	Brazil
Kayex China Holdings, Inc.	Delaware
Kent-Moore Brasil Indústria e Comércio Ltda.	Brazil
L & N Products Pty Limited	Australia
LAGTA Group Training Limited	Scotland
LAGTA Limited	Scotland
Mactek Pty Limited	Australia
Marley Canadian Inc.	Ontario
Marley Cooling Tower (Holdings) Limited	United Kingdom
Marley Engineered Products LLC	Delaware
Marley Mexicana S.A. de C.V.	Mexico
Marley Services S.C.	Mexico
Marley Water-Line Sdn. Bhd.	Malaysia
MATRA-WERKE GmbH	Germany
MCT Services LLC	Delaware
Menk USA, LLC	Illinois
P.S.D., Inc	Ohio
Prepared Response, Inc.	Washington
Radiodetection (Canada) Ltd.	Canada
Radiodetection (China) Limited	Hong Kong
Radiodetection Australia Pty Limited	Australia
Radiodetection B.V.	Netherlands
Radiodetection JV Sdn Bhd	Malaysia
Radiodetection Limited	United Kingdom
Radiodetection Sarl	France
Rathi Lightnin Mixers Private Limited	India
SAFE Group Training Limited	Scotland
Service Solutions Brasil Desenvolvimento de Technologia Ltda.	Brazil
SOS Group Training (Edinburgh) Limited	Scotland
South Eastern Europe Services Limited	United Kingdom
Spore Holdings Limited	United Kingdom

Entity Name	Domestic Juris
SPX (China) Industrial Manufacturing Center Co., Ltd.	China
SPX (Guangzhou) Cooling Technologies Co., Ltd.	China
SPX (Schweiz) A.G.	Switzerland
SPX (Tianjin) Cooling Technologies Co. Ltd.	China
SPX Air Treatment Limited	United Kingdom
SPX APV Denmark A/S	Denmark
SPX Australia Pty., Ltd.	Australia
SPX Canada	Canada
SPX Canada Partner I Co.	Nova Scotia
SPX Canada Partner II Co.	Nova Scotia
SPX Cooling Technologies (Beijing) Co. Ltd.	China
SPX Cooling Technologies (Zhangjiakou) Co. Ltd	China
SPX Cooling Technologies Australia Pty Limited	Australia
SPX Cooling Technologies Belgium S.A.	Belgium
SPX Cooling Technologies France SAS	France
SPX Cooling Technologies GmbH	Germany
SPX Cooling Technologies Ibérica, S.L.	Spain
SPX Cooling Technologies Italia S.p.A.	Italy
SPX Cooling Technologies Leipzig GmbH	Germany
SPX Cooling Technologies Malaysia Sdn Bhd	Malaysia
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Cooling Technologies UK Limited	United Kingdom
SPX Cooling Technologies, Inc.	Delaware
SPX Corporation (China) Co., Ltd.	China
SPX Corporation (Shanghai) Co., Ltd.	China
SPX de México, S.A. de C.V.	Mexico
SPX Dehydration & Process Filtration B.V.	Netherlands
SPX Dehydration & Process Filtration Canada Inc.	Canada
SPX Dehydration & Process Filtration GmbH	Germany
SPX Europe Shared Services Limited	United Kingdom
SPX Flow Technology (Shanghai) Co.	China
SPX Flow Technology Korea Co., Ltd.	South Korea
SPX Flow Technology SAS	France
SPX Heat Transfer Inc.	Delaware
SPX Holding HK Limited	Hong Kong
SPX Holding Inc.	Connecticut
SPX Iberica S.A.	Spain
SPX India Private Limited	India
SPX International (Thailand) Limited	Thailand
SPX International e.G.	Germany
SPX International Holding GmbH	Germany
SPX International Limited	United Kingdom
SPX International Management LLC	Delaware
SPX Italia S.r.l.	Italy
SPX Johnson Pump Marine AB	Sweden
SPX Korea Co., Ltd.	Korea
SPX Luxemboug Acquisition Company S.á.r.l.	Luxembourg
SPX Luxembourg Finance Company S.á.r.l.	Luxembourg
SPX Luxembourg Holding Company S.á.r.l.	Luxembourg
SPX Middle East FZE.	United Arab Emirates
SPX Netherlands B.V.	Netherlands
SPX Pension Trust Company Limited	United Kingdom
SPX Precision Components LLC	Delaware
SPX Process Equipment AB	Sweden
SPX Process Equipment BE NV	Belgium
SPX Process Equipment HK Limited	Hong Kong

Entity Name	Domestic Juris
SPX Process Equipment Limited	United Kingdom
SPX Process Equipment México, S.A. de C.V.	Mexico
SPX Process Equipment NL B.V.	Netherlands
SPX Process Equipment Pte. Ltd.	Singapore
SPX Process Equipment Pty Ltd.	Australia
SPX Receivables, LLC	Delaware
SPX Research & Development Center (Shanghai) Co., Ltd.	Shanghai
SPX Service Solutions France Sarl	France
SPX Service Solutions Germany GmbH	Germany
SPX Service Solutions Japan Limited	Japan
SPX Singapore Pte. Ltd.	Singapore
SPX Specialty Engineered Products (Shanghai) Co. Ltd.	Singapore
SPX Sweden AB	Sweden
SPX Technologies (Pty) Ltd.	Republic of South Africa
SPX Tigerholm Products AB	Sweden
SPX TPS HK Limited	Hong Kong
SPX Transportation & Industrial Solutions (Suzhou) Co., Ltd.	China
SPX U.L.M. GmbH	Germany
SPX UK Holding Limited	United Kingdom
SPX United Kingdom Limited	United Kingdom
SPX Valves & Controls (Shanghai) Co., Ltd.	China
TCI International, Inc.	Delaware
The Marley Company LLC	Delaware
The Marley-Wylain Company	Delaware
Thermax SPX Energy Technologies Limited	India
Tip Top Industrial Limited	Hong Kong
Tiros Sdn. Bhd.	Malaysia
TPS Tianyu Equipment Company Limited	China
Training Solutions (2000) Limited	Scotland
U.D.I. Finance Limited	Ireland
U.D.I. Mauritius Limited	Mauritius
UD-RD Holding Company Limited	United Kingdom
United Dominion Industries Corporation	Canada
Valley Forge (UK) Limited	United Kingdom
VL Churchill Limited	United Kingdom
Vokes Limited	United Kingdom
Waukesha Electric Systems, Inc.	Wisconsin
WCB México, S.A. de C.V.	Mexico
WDLL Limited	Ireland
Weil-McLain (Shandong) Cast-Iron-Boiler Co., Ltd.	China
Wheway Hampshire Limited	United Kingdom
Wuxi Balcke Durr Technologies Company, Ltd.	China
XCel Erectors, Inc.	Delaware
Yantai Tip Top Industrial Co. Ltd.	China

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  Exhibit 21.1